LP Building Solutions Reports First Quarter 2022 Results, Provides Capital Allocation Update, Provides Q2 2022 Outlook, and Announces an Additional $600 Million Share Repurchase Authorization

NASHVILLE, Tenn. (May 3, 2022) - Louisiana-Pacific Corporation (LP) (NYSE: LPX) today reported its financial results for the three months ended March 31, 2022.

Key Highlights for the First Quarter, Compared to the First Quarter of the Prior Year
•Net sales increased by 31% to $1,337 million
•Siding Solutions net sales increased by 17% to $330 million
•OSB net sales increased by 38% to $744 million
•Net income attributed to LP increased by $164 million to $484 million ($5.60 per diluted share)
•Adjusted Diluted EPS(1) was $5.08 per share, an increase of $2.07 per share
•Adjusted EBITDA(1) was $636 million, an increase of $174 million
•Cash provided by operating activities was $425 million, an increase of $111 million
(1) This is a non-GAAP financial measure. See “Use of Non-GAAP Information” and “Reconciliation of Net Income to Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Income, and Non-GAAP Adjusted Diluted EPS below.”
Capital Allocation Update
•For the quarter, LP paid $104 million to repurchase 1.5 million of its common shares, leaving 84.5 million common shares outstanding at March 31, 2022
•Paid $92 million of capital expenditures during the first quarter
•Paid $19 million in cash dividends during the first quarter
•Cash of $637 million as of March 31, 2022
•Declared a quarterly cash dividend of $0.22 per share
•As of May 3, 2022, LP has paid a further $182 million to repurchase 2.9 million common shares, leaving $214 million remaining under the pre-existing $500 million share repurchase authorization
•Common shares outstanding as of May 3, 2022, 81.6 million
•Additional authorization of $600 million to repurchase LP common stock, bringing total authorized for share repurchases to $814 million as of May 3, 2022

"Siding Solutions sales grew at 17% to set a quarterly record while achieving a 25% EBITDA margin despite inflationary headwinds and simultaneous capacity expansion projects,” said LP Chair and Chief Executive Officer Brad Southern. “LP SmartSide siding production began on time at our Houlton, Maine facility. Higher prices for OSB and EWP helped LP achieve its second-highest quarter for adjusted EBITDA, and our ongoing share repurchases resulted in a record quarterly adjusted earnings per share.”

First Quarter 2022 Highlights

Net sales for the first quarter of 2022 increased year-over-year by $320 million (or 31%). This included Siding Solutions growth of $48 million (or 17%), a $205 million (38%) increase in OSB revenue (23% higher OSB prices and 12% higher volumes, primarily driven by the Peace Valley mill restart), a $47 million (38%) increase in EWP revenue due to price increases in response to significantly higher input costs, and a $14 million (26%) increase in revenue in South America.

Net income attributed to LP for the first quarter of 2022 increased year-over-year by $164 million (or 51%) to $484 million ($5.60 per diluted share). The increase reflects a $39 million gain associated with the sale of the 50% equity interest in two joint ventures that produce I-Joists, the non-recurrence of debt extinguishment losses of $11 million in the prior year, and a $174 million increase in Adjusted EBITDA.

Segment Results

Siding

The Siding segment serves diverse end markets with a broad product offering of engineered wood siding, trim, and fascia, including LP® SmartSide® Trim & Siding, LP SmartSide® ExpertFinish® Trim & Siding, LP® BuilderSeries® Lap Siding, and LP® Outdoor Building Solutions® (collectively referred to as Siding Solutions).

Segment sales and Adjusted EBITDA for this segment were as follows:

	Three Months Ended March 31,
	2022	2021
Net sales	$332	$285
Adjusted EBITDA	83	90

	Three Months Ended March 31, 2022 versus 2021
	Average Net Selling Price	Unit Shipments
Siding Solutions	12%	4%

Siding Solutions price increases and higher sales of innovative products drove increases in both average net selling price and sales volume, resulting in 17% growth in Siding Solutions net sales. The decrease in Adjusted EBITDA of $7 million reflects price and volume growth, offset by $26 million of raw material and freight cost inflation and $12 million of discretionary investments in support of future growth, including Houlton start up and sales and marketing costs.

Oriented Strand Board (OSB)

The OSB segment manufactures and distributes OSB structural panel products including the value-added OSB portfolio known as LP Structural Solutions (LP® TechShield® Radiant Barrier, LP WeatherLogic® Air & Water Barrier, LP Legacy® Premium Sub-Flooring, and LP® FlameBlock® Fire-Rated Sheathing) and LP® TopNotch® Sub-Flooring. OSB is manufactured using wood strands arranged in layers and bonded with resins.

Segment sales and Adjusted EBITDA for this segment were as follows:

	Three Months Ended March 31,
	2022	2021
Net sales	$744	$539
Adjusted EBITDA	505	354

	Three Months Ended March 31, 2022 versus 2021
	Average Net Selling Price	Unit Shipments
OSB - Structural Solutions	22%	31%
OSB - Commodity	24%	(4)%

OSB average net selling prices increased year-over-year by 23% and OSB sales volume increased year-over-year by 12%, resulting in 38% net sales growth. The increase in Adjusted EBITDA of $151 million reflects $130 million from higher prices and $42 million from higher sales volumes (primarily Structural Solutions), and $20 million of increased raw material costs.

Engineered Wood Products (EWP)

The EWP segment is comprised of LP® SolidStart® I-Joist (I-Joist), Laminated Veneer Lumber (LVL), and other related products. This segment also includes the sales of plywood produced as an ancillary product of the LVL production process and

I-Joist products produced by our two joint venture, in which LP sold its equity stake during the three months ended March 31, 2022.

During 2021, LP ceased production of Laminated Strand Lumber (LSL) at the Houlton, Maine facility to begin the conversion of that facility to Siding Solutions production.

Segment sales and Adjusted EBITDA for this segment were as follows:

	Three Months Ended March 31,
	2022	2021
Net sales	$170	$123
Adjusted EBITDA	38	7

	Three Months Ended March 31, 2022 versus 2021
	Average Net Selling Price	Unit Shipments
I-Joist	63%	—%
LVL	59%	(5)%

Net sales for EWP increased year-over-year primarily due to price increases in response to significantly higher input costs, partially offset by the discontinuation of LSL production. Resulting increases in Adjusted EBITDA reflect the net effect of these price and cost increases.

South America

LP's South America segment manufactures and distributes OSB structural panel and siding products in South America and certain export markets. This segment has manufacturing operations in two countries, Chile and Brazil, and operates sales offices in Chile, Brazil, Peru, Colombia, Argentina, and Paraguay.

Segment sales and Adjusted EBITDA for this segment were as follows:

	Three Months Ended March 31,
	2022	2021
Net sales	$67	$53
Adjusted EBITDA	25	21

	Three Months Ended March 31, 2022 versus 2021
	Average Net Selling Price	Unit Shipments
OSB - Structural Solutions	40%	2%
Siding	10%	(42)%

Net sales in South America increased year-over-year predominantly due to higher OSB and siding prices. Increased Adjusted EBITDA reflects the effect of these price increases, partially offset by higher costs of raw materials.

Q2 2022 Outlook and 2022 Capital Expenditure Guidance

Our guidance is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks, including those set forth below under “Forward-Looking Statements.”

•Siding Solutions second quarter of 2022 year-over-year revenue growth expected to be greater than 20%
•OSB revenue in the second quarter of 2022 expected to be sequentially lower than the first quarter of 2022 by about 7%, assuming that OSB prices published by Random Lengths remain unchanged from those published on April 29, 2022. This an assumption for modeling purposes and not a price forecast.
•Adjusted EBITDA(2) for the second quarter of 2022 expected to be greater than $540 million

•Siding Solutions full-year 2022 expected year-over-year revenue growth updated to be greater than 20%
•Given our current outlook, capital expenditures for 2022 are expected to be in the range of $400 million to $430 million, including $200 million to $210 million for the mill conversions, $120 million to $130 million for sustaining maintenance, and $80 million to $90 million for other strategic growth projects
(2) This is a non-GAAP financial measure. With respect to Adjusted EBITDA for the second quarter of 2022, certain items that affect net income on a GAAP basis, such as product-line discontinuance charges, other operating credits and charges, net, loss on early debt extinguishment, investment income, and other non-operating items, that would be required to be included in the comparable forecasted GAAP measures without unreasonable effort. As such, the Company is unable to provide a reasonable estimate of GAAP net income, or a corresponding reconciliation of Adjusted EBITDA to net income.

Conference Call

LP will hold a conference call to discuss this release today at 11 a.m. Eastern Time (8 a.m. Pacific Time). Investors will have the opportunity to listen to the conference call live by dialing 855-638-4813 (U.S.) or 704-288-0619 (international) and enter the access code 4028024 or over the internet by going to investor.lpcorp.com and clicking “Events and Presentations” at least 15 minutes early to register and download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available from 2 p.m. Eastern Time on May 3, 2022 to 2 p.m. Eastern Time on May 10, 2022 by calling 855-859-2056 and entering the access code 4028024, and the replay will also be available on LP's website.

About LP Building Solutions

As a leader in high-performance building solutions, Louisiana-Pacific Corporation (LP Building Solutions, NYSE: LPX) manufactures engineered wood building products that meet the demands of builders, remodelers, and homeowners worldwide. LP's extensive offerings include innovative and dependable building products and accessories, such as Siding Solutions (LP® SmartSide® Trim & Siding, LP® SmartSide® ExpertFinish® Trim & Siding, LP BuilderSeries® Lap Siding, and LP® Outdoor Building Solutions®), LP Structural Solutions (LP® TechShield® Radiant Barrier, LP WeatherLogic® Air & Water Barrier, LP Legacy® Premium Sub-Flooring, LP® FlameBlock® Fire-Rated Sheathing, LP NovaCore™ Thermal Insulated Sheathing, and more), LP® TopNotch® Sub-Flooring, and oriented strand board (OSB). In addition to product solutions, LP provides industry-leading customer service and warranties. Since its founding in 1972, LP has been Building a Better World™ by helping customers construct beautiful, durable homes while our shareholders build lasting value. Headquartered in Nashville, Tennessee, LP operates 25 plants across the U.S., Canada, Chile, and Brazil. For more information, visit LPCorp.com.

Forward-Looking Statements

This news release contains statements concerning Louisiana-Pacific Corporation's (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon the beliefs and assumptions of, and on information available to, our management; assumptions upon which such forward-looking statements are based are also forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following, which may be amplified by the invasion of Ukraine by Russia, the sanctions (including their duration), and other measures being imposed in response to this conflict, as well as any escalation or expansion of economic disruption or the conflict’s current scope: impacts from public health issues (including global pandemics, such as the ongoing COVID-19 pandemic) on the economy, demand for our products or our operations, including the actions and recommendations of governmental authorities to contain such public health issues; changes in governmental fiscal and monetary policies, including tariffs, and levels of employment; changes in general economic conditions, including impacts from the ongoing COVID-19 pandemic; changes in the cost and availability of capital; changes in the level of home construction and repair and remodel activity; changes in competitive conditions and prices for our products; changes in the relationship between supply of and demand for building products; changes in the financial or business conditions of third-party wholesale distributors and dealers; changes in the relationship between supply of and demand for raw materials, including wood fiber and resins, used in manufacturing our products; changes in the cost and availability of energy, primarily natural gas, electricity, and diesel fuel; changes in the cost and availability of transportation; impact of manufacturing our products internationally; difficulties in the launch or production ramp-up of newly introduced products; unplanned interruptions to our manufacturing operations, such as explosions, fires, inclement weather, natural disasters, accidents, equipment failures, labor shortages or disruptions, transportation interruptions, supply interruptions, public health issues (including pandemics and quarantines), riots, civil insurrection or social unrest, looting, protests, strikes and street demonstrations; changes in other significant operating expenses; changes in currency values and exchange rates between the U.S. dollar and other currencies, particularly the Canadian dollar, Brazilian real and Chilean peso; changes in, and compliance with, general and industry-specific laws and regulations, including environmental and health and safety laws and regulations, the U.S. Foreign Corrupt Practices Act and anti-bribery laws, laws related to our international business operations, and changes in building codes and standards; changes in tax laws, and interpretations thereof; changes in circumstances giving rise to environmental liabilities or expenditures; warranty costs exceeding our warranty reserves; challenge to or exploitation of our intellectual property or other proprietary information by others in the industry; changes in the funding requirements of our defined benefit pension plans; the resolution of existing and future product-related litigation, environmental proceedings and remediation efforts, and other legal or environmental proceedings or matters; the effect of covenants and events of default contained in our debt instruments; the amount and timing of any repurchases of our common stock and the payment of dividends on our common stock, which will depend on market and business conditions and other considerations; and acts of public authorities, war, civil unrest, natural disasters, fire, floods, earthquakes, inclement weather and other matters beyond our control. For additional information about factors that could cause actual results, events, and circumstances to differ materially from those described in the forward-looking statements, please refer to LP’s filings with the Securities and Exchange Commission (SEC). We urge you to consider all of the risks, uncertainties, and factors identified above or discussed in such reports carefully in evaluating the forward-looking statements in this news release. We cannot assure you that the results reflected in or implied by any forward-looking statement will be realized or even if substantially realized, that those results will have the forecasted or expected consequences and effects for or on our operations or financial performance. The forward-looking statements made today are as of the date of this news release. Except as required by law, LP undertakes no obligation to update any such forward-looking statements to reflect new information, subsequent events, or circumstances.

Use of Non-GAAP Information

In evaluating our business, we utilize non-GAAP financial measures that fall within the meaning of SEC Regulation G and Regulation S-K Item 10(e), which we believe provide users of the financial information with additional meaningful comparison to prior reported results. Non-GAAP financial measures do not have standardized definitions and are not defined by U.S. GAAP. In this press release, we disclose income attributed to LP before interest expense, provision for income taxes, depreciation and amortization, and exclude stock-based compensation expense, loss on impairment attributed to LP, product-line discontinuance charges, other operating credits and charges, net, loss on early debt extinguishment, investment income, pension settlement charges, and other non-operating items as Adjusted EBITDA (Adjusted EBITDA), which is a non-GAAP financial measure. We have included Adjusted EBITDA in this report because we view it as an important supplemental measure of our performance and believe that it is frequently used by interested persons in the evaluation of companies that have different financing and capital structures and/or tax rates. We also disclose income attributed to LP, excluding loss on impairment attributed to LP, product-line discontinuance charges, interest expense outside of normal operations, other operating credits and charges, net, loss on early debt extinguishment, gain (loss) on acquisition, pension settlement charges, and adjusting for a normalized tax rate as Adjusted Income (Adjusted Income). We also disclose Adjusted Diluted EPS, calculated as Adjusted Income divided by diluted shares outstanding. We believe that Adjusted Diluted EPS and Adjusted Income are useful measures for evaluating our ability to generate earnings and that providing these measures should allow interested persons to more readily compare the earnings for past and future periods.

None of Adjusted EBITDA, Adjusted Income, or Adjusted Diluted EPS is a substitute for the U.S. GAAP measures of net income and net income per diluted share or for any other U.S. GAAP measures of operating performance. It should be noted that other companies may present similarly titled measures differently, and therefore, as presented by us, these measures may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, Adjusted Income, and Adjusted Diluted EPS have material limitations as performance measures because they exclude items that are actually incurred or experienced in connection with the operation of our business.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(DOLLAR AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended March 31,
	2022	2021
Net sales	$1,337	$1,017
Cost of sales	(676)	(538)
Gross profit	661	479
Selling, general, and administrative expenses	(65)	(48)
Other operating credits and charges, net	38	—
Income from operations	633	431
Interest expense	(3)	(5)
Investment income	1	—
Other non-operating items	(10)	(10)
Income before income taxes	621	416
Provision for income taxes	(139)	(96)
Equity in unconsolidated affiliate	1	—
Net income	$483	$320
Net loss attributed to noncontrolling interest	1	1
Net income attributed to LP	$484	$320

Basic net income per share of common stock:
Net income per share - basic	$5.64	$3.02
Diluted net income per share of common stock:
Net income per share - diluted	$5.60	$3.00

Average shares of common stock used to compute net income per share:
Basic	86	106
Diluted	86	107

CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(DOLLAR AMOUNTS IN MILLIONS)

	March 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$624	$358
Receivables	320	191
Inventories	382	323
Prepaid expenses and other current assets	15	18
Total current assets	1,341	890

Timber and timberlands	54	84
Property, plant, and equipment, net	1,132	1,069
Operating lease assets	51	52
Goodwill and other intangible assets	38	39
Investments in and advances to affiliates	7	21
Restricted cash	14	13
Other assets	25	25
Deferred tax asset	8	2
Total assets	$2,670	$2,194
LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$330	$338
Income tax payable	129	13
Total current liabilities	459	351

Long-term debt	346	346
Deferred income taxes	103	86
Non-current operating lease liabilities	44	44
Contingency reserves, excluding current portion	23	24
Other long-term liabilities	80	105
Total liabilities	1,054	955

Redeemable noncontrolling interest	3	4

Stockholders’ equity:
Common stock	101	102
Additional paid-in capital	451	458
Retained earnings	1,601	1,239
Treasury stock	(391)	(390)
Accumulated comprehensive loss	(149)	(174)
Total stockholders’ equity	1,613	1,235
Total liabilities and stockholders’ equity	$2,670	$2,194

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(DOLLAR AMOUNTS IN MILLIONS)

	Three Months Ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$483	$320
Adjustments to net income:
Depreciation and amortization	32	29
Gain on sale of joint ventures	(39)	—
Deferred taxes	11	4
Loss on early debt extinguishment	—	11
Other adjustments, net	5	3
Changes in assets and liabilities (net of acquisitions and divestitures):
Receivables	(127)	(74)
Prepaid expenses and other current assets	3	3
Inventories	(55)	(50)
Accounts payable and accrued liabilities	(2)	(3)
Income taxes payable, net of receivables	116	71
Net cash provided by operating activities	425	314
CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant, and equipment additions	(92)	(34)
Proceeds from business divestiture	59	—
Other investing activities	1	2
Net cash used in investing activities	(33)	(32)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowing of long-term debt	—	350
Repayment of long-term debt, including redemption premium	—	(359)
Payment of cash dividends	(19)	(17)
Purchase of stock	(104)	(122)
Other financing activities	(15)	(10)
Net cash used in financing activities	(137)	(158)
EFFECT OF EXCHANGE RATE ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	11	(2)
Net increase in cash, cash equivalents and restricted cash	266	122
Cash, cash equivalents, and restricted cash at beginning of period	371	535
Cash, cash equivalents, and restricted cash at end of period	$637	$658

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS

The following tables set forth: (1) housing starts, (2) our North American sales volume, and (3) Overall Equipment Effectiveness (OEE). We consider these items to be key performance indicators because LP’s management uses these metrics to evaluate our business and trends, measure our performance, and make strategic decisions, and believes that the key performance indicators presented provide additional perspective and insights when analyzing the core operating performance of LP. These key performance indicators should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the U.S. GAAP financial measures presented herein. These measures may not be comparable to similarly-titled performance indicators used by other companies.

We monitor housing starts, which is a leading external indicator of residential construction in the United States that correlates with the demand for many of our products. We believe that this is a useful measure for evaluating our results and that providing this measure should allow interested persons to more readily compare our sales volume for past and future periods to an external indicator of product demand. Other companies may present housing start data differently and therefore, as presented by us, our housing start data may not be comparable to similarly-titled indicators reported by other companies.

The following table sets forth housing starts for the three months ended March 31, 2022, and 2021:

	Three Months Ended March 31,
	2022	2021
Housing starts[1]:
Single-Family	265	256
Multi-Family	130	106
	395	362

[1]Actual U.S. Housing starts data reported by U.S. Census Bureau as published through October 19, 2021.

We monitor sales volumes for our products in our Siding, OSB and EWP segments, which we define as the number of units of our products sold within the applicable period. Evaluating sales volume by product type helps us identify and address changes in product demand, broad market factors that may affect our performance, and opportunities for future growth. It should be noted that other companies may present sales volumes differently and, therefore, as presented by us, sales volumes may not be comparable to similarly-titled measures reported by other companies. We believe that sales volumes can be a useful measure for evaluating and understanding our business.

The following table sets forth sales volumes for the three months ended March 31, 2022, and 2021:

	Three Months Ended March 31, 2022					Three Months Ended March 31, 2021
Sales Volume	Siding	OSB	EWP	South America	Total	Siding	OSB	EWP	South America	Total
Siding Solutions (MMSF)	421	—	—	8	429	406	—	—	14	420
OSB - commodity (MMSF)	—	437	—	—	437	—	456	—	—	456
OSB - Structural Solutions (MMSF)	—	525	—	150	675	—	402	—	147	549
I-Joist (MMLF)	—	—	30	—	30	—	—	30	—	30
LVL (MCF)	—	—	1,807	—	1,807	—	—	1,911	—	1,911
LSL (MCF)	—	—	—	—	—	—	—	441	—	441

We measure OEE of each of our mills to track improvements in the utilization and productivity of our manufacturing assets. OEE is a composite metric that considers asset uptime (adjusted for capital project downtime and similar events), production rates, and finished product quality. It should be noted that other companies may present OEE differently and, therefore, as presented by us, OEE may not be comparable to similarly-titled measures reported by other companies. We believe that when used in conjunction with other metrics, OEE can be a useful measure for evaluating our ability to generate profits, and that providing this measure should allow interested persons to more readily monitor operational improvements. During the quarter, we modified our OEE measure to use a best in LP class targets across all sites. This modification will allow us to optimize capital investments, focus maintenance and reliability improvements, and improve overall equipment efficiency. All previously-reported periods have been adjusted accordingly. OEE for the three months ended March 31, 2022, and 2021 for each of our segments is listed below:

	Three Months Ended March 31,
	2022	2021
Siding	76%	74%
OSB	73%	73%
EWP	87%	91%
South America	74%	70%

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SELECTED SEGMENT INFORMATION
(DOLLAR AMOUNTS IN MILLIONS)

	Three Months Ended March 31,
	2022	2021
Net sales
Siding	$332	$285
OSB	744	539
EWP	170	123
South America	67	53
Other	26	18
Intersegment sales	(1)	—
Total sales	$1,337	$1,017

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA, NON-GAAP ADJUSTED INCOME, AND NON-GAAP ADJUSTED DILUTED EPS
(DOLLAR AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

	Three Months Ended March 31,
	2022	2021
Net income	$483	$320
Add (deduct):
Net loss attributed to noncontrolling interest	1	1
Income attributed to LP	484	320
Provision for income taxes	139	96
Depreciation and amortization	32	29
Stock-based compensation expense	7	1
Other operating credits and charges, net	(38)	—
Loss on early debt extinguishment	—	11
Interest expense	3	5
Investment income	(1)	—
Other non-operating items	10	(1)
Adjusted EBITDA	$636	$461

Siding	$83	$90
OSB	505	354
EWP	38	7
South America	25	21
Other	(6)	(5)
Corporate	(9)	(6)
Adjusted EBITDA	$636	$461

	Three Months Ended March 31,
	2022	2021
Net income	$483	$320
Add (deduct):
Net loss attributed to noncontrolling interest	1	1
Income attributed to LP	484	320
Loss on impairment attributed to LP	—	—
Other operating credits and charges, net	(38)	—
Loss on early debt extinguishment	—	11
Reported tax provision	139	96
Adjusted income before tax	585	427
Normalized tax provision at 25%	(146)	(107)
Adjusted Income	$439	$320

Diluted shares outstanding	86	107
Diluted net income per share attributed to LP	$5.60	$3.00
Adjusted Diluted EPS	$5.08	$3.01